Exhibit 99.1
GoHealth Reports Second Quarter 2023 Results
CHICAGO, August 10, 2023 — GoHealth, Inc. (NASDAQ: GOCO) (“GoHealth” or the “Company”), a leading health insurance marketplace and Medicare-focused digital health company, today announced financial results for the three and six months ended June 30, 2023.

Second quarter 2023 net revenues of $142.8 million, a decrease of $15.9 million compared to $158.7 million in the prior year period. YTD 2023 net revenues of $325.9 million, a decrease of $103.3 million compared to $429.2 million in the prior year period.

Second quarter 2023 Submissions of 162,837, a 5% improvement compared to 154,893 Submissions in the prior year period. Demand for our services remains robust, and we continue to invest in technology to enhance our value proposition.

Second quarter 2023 net loss of $70.2 million, an improvement of $43.5 million compared to $113.8 million in the prior year period. YTD 2023 net loss of $92.8 million, an improvement of $58.2 million compared to $151.0 million in the prior year period.

Second quarter 2023 Adjusted EBITDA[1] of $0.8 million, an improvement of $32.5 million compared to negative $31.7 million in the prior year period. YTD 2023 Adjusted EBITDA[1] of $29.6 million, an improvement of $50.2 million compared to negative $20.7 million in the prior year period.

Second quarter 2023 Trailing Twelve Months positive cash flow from operations of $85.9 million, an improvement of $346.2 million compared to a use of cash of $260.4 million in the prior year period.

Special Committee Rejects $20.00 per share Unsolicited Non-Binding Proposal

After careful review and consideration with its independent financial and legal advisors, the Special Committee of the GoHealth Board of Directors (the "Special Committee") has informed the Company that it has rejected the previously announced $20.00 per share unsolicited, non-binding proposal received on May 18, 2023 (the "Proposal") from its two largest stockholders to acquire all of the outstanding Class A Common Stock and LLC interests that these stockholders do not already own. The Special Committee unanimously concluded that the Proposal significantly undervalues the Company and is not in the best interests of GoHealth or its stockholders.

The Special Committee provided the following statement: “We believe the Proposal undervalues GoHealth and fails to recognize the strength of our business today as well as our compelling future prospects. We have confidence in the leadership team’s ability to execute the Company’s long range strategic plan.”

Vijay Kotte, CEO, GoHealth, added, “Building off a strong finish to 2022 and first half of 2023, we continue to successfully execute our overall strategy and launched several key initiatives early this year that are already delivering results and support our overall objectives to manage the business efficiently and effectively, and drive cash flow, increased revenue, and profitability. We are pleased with the significant progress we have made on our Encompass strategy thus far and anticipate accelerated improvement through the remainder of the year.”

Updating Full Year 2023 Guidance
The Company updates its full year 2023 outlook and expects total net revenue[3] of $800 - $850 million and Adjusted EBITDA[1] of $120 - $140 million, both excluding non-Encompass BPO Services.[2] These guidance updates reflect increases to the lower bounds previously communicated for total net revenue and Adjusted EBITDA[1] ranges. The Company also expects positive cash flow from operations of $75 - $115 million."
At GoHealth, we remain steadfastly committed to enhancing the consumer experience, which has been a driving force behind our shift to Encompass,” stated Vijay Kotte, CEO of GoHealth. “Encompass offers a standardized workflow, driving a consistent consumer experience that results in a higher quality and greater cost efficiency for us. As we embark on our next stage of growth, I am proud to share that GoHealth has been making continuous strides by harnessing the power of our enhanced technology tools, which have yielded early efficiency returns and an unparalleled consumer experience.”

“As we report our latest financial results, I am pleased to announce that we are raising the floor on our guidance, reflecting the robust performance and confidence in our future prospects. Our revised expectations for total net revenue and adjusted EBITDA signify our commitment to sustained growth and our dedication to delivering value to our shareholders. We remain focused on driving innovation, operational excellence, and market leadership, and we look forward to building on this momentum in the coming quarters," stated Jason Schulz, CFO of GoHealth.

The Company made the strategic decision to exit its non-Encompass BPO Services2 to focus on its core business. The exit was completed in the second quarter of 2023. For the three and six months ended June 30, 2023, non-Encompass BPO Services2 contributed $2.5 million and $9.3 million of net revenue with a gross margin of $0.3 million and $1.7 million, respectively. For the three and six months ended June 30, 2023, net revenue excluding non-Encompass BPO Services2 revenue of $2.5 million and $9.3 million was $140.3 million and $316.6 million, respectively, and Adjusted EBITDA1 excluding non-Encompass BPO Services3 gross margin of $0.3 million and $1.7 million was $0.5 million and $27.9 million, respectively.3

Exhibit 99.1
GoHealth Reports Second Quarter 2023 Results
During the first quarter of 2023, the Company reorganized its operations from four operating and reportable segments to one operating and reportable segment. The change reflects how the Company’s chief operating decision maker (“CODM”) evaluates the Company’s operating and financial performance on a consolidated basis and is consistent with changes made to the Company’s internal reporting structure. Additionally, the single operating segment aligns with the Company’s shift in focus towards Medicare products. Operating segments are identified as components of an enterprise about which separate discrete financial information is available and reviewed regularly by the CODM. The Company’s CODM is its chief executive officer who reviews financial information together with certain operating metrics principally to make decisions about how to allocate resources and to measure the Company’s performance. All prior period comparative segment information was recast to reflect the current single operating segment in accordance with Accounting Standards Codification 280, Segment Reporting.

Conference Call Details

The Company will host a conference call today, Thursday, August 10, 2023 at 8:00 a.m. (ET) to discuss its financial results. Participants can pre-register for the conference call at the following link: https://edge.media-server.com/mmc/p/2iudd3hc. A live audio webcast of the conference call will be available via GoHealth's Investor Relations website. A replay of the call will be available via webcast on GoHealth’s Investor Relations website for on-demand listening shortly after the completion of the call.

About GoHealth, Inc.
As a leading health insurance marketplace and Medicare-focused digital health company, GoHealth's mission is to improve access to healthcare in America. Enrolling in a health insurance plan can be confusing for consumers, and the seemingly small differences between plans can lead to significant out-of-pocket costs or lack of access to critical medicines and even providers. GoHealth combines cutting-edge technology, data science and deep industry expertise to match customers with the healthcare policy and health plan partner that is right for them. GoHealth has enrolled millions of people in Medicare plans and individual and family plans. For more information, visit https://www.gohealth.com.

Investor Relations:
John Shave
JShave@gohealth.com

Media Relations:
Pressinquiries@gohealth.com

(1)Adjusted EBITDA is a non-GAAP measure. For a definition of Adjusted EBITDA and a reconciliation to the most comparable GAAP measure, please see below.
(2)Non-Encompass BPO Services are those services in which we dedicate certain agents to specific health plan partners and agencies, outside of the Encompass Solution.
(3)Net revenue excluding non-Encompass BPO Services revenue and Adjusted EBITDA excluding non-Encompass BPO Services gross margin are non-GAAP measures. For a reconciliation to the most comparable GAAP measure, please see table provided below.

Forward-Looking Statements

This press release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (“the Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“the Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding our expected growth, level of cash flow, future capital expenditures and debt service obligations are forward-looking statements.

In some cases, you can identify forward-looking statements by terms, such as “may,” “will,” “should,” “aim,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “likely,” “future,” or “continue” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

These forward-looking statements speak only as of the date of this press release and are subject to a number of important factors that could cause actual results to differ materially from those in the forward-looking statements, including, but are not limited to, the following: the marketing and sale of Medicare plans are subject to numerous, complex and frequently changing laws, regulations and guidelines; our operating results have been, and may continue to be, adversely impacted by factors that impact our estimate of LTV; our gradual expansion of the Encompass Solution may not be as successful as we expect; our business may be harmed if we lose our relationships with health plans or if our relationships with health plans change; health plans may reduce the commissions paid to us and change their underwriting practices in ways that reduce the number of, or impact the renewal or approval rates of, insurance policies sold through our platform; our management identified a material weakness in our internal controls over financial reporting, and we may be unable to develop, implement and maintain appropriate controls in future periods, which may lead to errors or omissions in our financial statements; we currently depend on a small group of health plans for a substantial portion of our revenue; information technology system failures could interrupt our operations; factors that impact our estimate of LTV (as defined below); we may lose key employees or fail to attract qualified employees; our failure to grow our customer base or retain our existing customers; we may not realize the benefits we expect from our strategic cash flow optimization and other cash management initiatives; our ability to sell Medicare-related health insurance plans is largely dependent on our licensed health insurance agents; operating and growing our business may require additional capital; and the Founders and Centerbridge have significant influence over us, including control over decisions that require the approval of stockholders.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release, as well as the cautionary statements and other risk factors set forth in our 2022 Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the first fiscal quarter ended March 31, 2023, our forthcoming Quarterly Report on Form 10-Q for the second quarter ended June 30, 2023, and our other filings with the Securities and Exchange Commission. If one or more events related to these or other risks or uncertainties materialize, or our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Use of Non-GAAP Financial Measures and Key Performance Indicators
In this press release, we use supplemental measures of our performance that are derived from our consolidated financial information, but which are not presented in our Consolidated Financial Statements prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include net income (loss) before interest expense, income tax (benefit) expense and depreciation and amortization expense, or EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; Sales per Submission; Cost per Submission and Adjusted Gross Margin per Submission. Adjusted EBITDA is the primary financial performance measure used by management to evaluate the business and monitor its results of operations. Sales per Submission, Cost per Submission and Adjusted Gross Margin per Submission are key operating metrics used by management to understand the Company’s underlying financial performance and trends.

Additional non-GAAP financial measures, including net revenue excluding the Lookback Adjustments, Adjusted EBITDA excluding the Lookback Adjustments, net revenue excluding both the non-Encompass BPO Services revenue and the Lookback Adjustments and Adjusted EBITDA excluding both the non-Encompass BPO Services gross margin and the Lookback Adjustments, are also discussed in this press release. The Lookback Adjustments are revenue adjustments that represent changes in estimates relating to performance obligations satisfied in prior periods and relate to the fiscal years 2021 and prior.

Adjusted EBITDA represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenues. Sales per Submission represents Medicare Revenue per Submission as further adjusted for certain items summarized below in this press release. Cost per Submission represents Operating Expense per Submission as further adjusted for certain items summarized below in this press release. Adjusted Gross Margin represents Sales per Submission less Cost per Submission.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our stakeholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. Adjusted EBITDA is used as a basis for certain compensation programs sponsored by the Company. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes.

The non-GAAP financial measures are not meant to be considered as indicators of performance in isolation from or as a substitute for net income (loss) prepared in accordance with GAAP, and should be read only in conjunction with financial information presented on a GAAP basis. Reconciliations of each of EBITDA, Adjusted EBITDA, net revenue excluding the Lookback Adjustments, Adjusted EBITDA excluding the Lookback Adjustments, net revenue excluding both the non-Encompass BPO Services revenue and the Lookback Adjustments, Adjusted EBITDA excluding both the non-Encompass BPO Services gross margin and the Lookback Adjustments, Sales per Submission, Cost per Submission and Adjusted Gross Margin per Submission to its most directly comparable GAAP financial measure, are presented in the tables below in this press release. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and include other expenses, costs and non-recurring items.

The Company is unable to provide a full reconciliation of guidance for Adjusted EBITDA without unreasonable effort because it is not possible to predict certain adjustment items with a reasonable degree of certainty since they are not yet known or quantifiable, and do not relate to the Company’s routine activities. This information is dependent upon future events, which may be outside of the Company’s control and could have a significant impact on its GAAP financial results for fiscal 2023.
Glossary
•“Adjusted EBITDA” represents, as applicable for the period, EBITDA as further adjusted for certain items summarized below in this press release.

•“Adjusted EBITDA Margin” refers to Adjusted EBITDA divided by net revenues.

•“Adjusted Gross Margin per Submission” refers to Sales per Submission less Cost per Submission.

•“Cost of Submission” refers to the aggregate cost to convert prospects into Submissions during a particular period. Cost of Submission is comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense and such expenses related to non-Encompass BPO Services.

•“Cost per Submission” refers to (x) the aggregate cost to convert prospects into Submissions for a particular period (comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense and such expenses related to non-Encompass BPO Services) divided by (y) either (i) a completed application with our licensed agent that is submitted to the insurance health plan partner and subsequently approved by the health plan partner during the indicated period, excluding applications through our non-Encompass BPO Services or (ii) a transfer by our agent to the health plan partner through the Encompass marketplace during the indicated period.

•“EBITDA” represents net income (loss) before interest expense, income tax expense (benefit) and depreciation and amortization expense.

•“Gross margin” refers to net revenue divided by revenue share, marketing and advertising expenses and customer care and enrollment expenses.

•“LTV” refers to the Lifetime Value of Commissions, which we define as aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan mix and expected policy persistency with applied constraints.

•“Non-Encompass BPO Services” refer to programs in which GoHealth-employed agents are dedicated to certain health plans and agencies we partner with outside of the Encompass model.

•“Sales per Submission” refers to (x) the combination sum of (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, (ii) Encompass revenue, and (iii) partner marketing and enrollment services, divided by (y) the number of Submissions for such period.

•“Sales/Cost of Submission” refers to (x) the sum of (i) aggregate commissions estimated to be collected over the estimated life of all commissionable Submissions for the relevant period based on multiple factors, including but not limited to, contracted commission rates, health plan partner mix and expected policy persistency with applied constraints, excluding revenue adjustments recorded in the period, but relating to performance obligations satisfied in prior periods, (ii) Encompass revenue, and (iii) partner marketing and enrollment services, divided by (y) the aggregate cost to convert prospects into Submissions (comprised of revenue share, marketing and advertising expenses, and customer care and enrollment expenses, excluding share-based compensation expense) for such period. Sales and Cost of Submission exclude amounts related to non-Encompass BPO Services.

•“Submission” refers to either (i) a completed application with our licensed agent that is submitted to the insurance health plan partner and subsequently approved by the health plan partner during the indicated period, excluding applications through our non-Encompass BPO Services or (ii) a transfer by our agent to the health plan partner through the Encompass marketplace during the indicated period.

The following tables set forth the components of our results of operations for the periods indicated (unaudited):

	Three months ended Jun. 30, 2023		Three months ended Jun. 30, 2022
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$142,779	100.0%	$158,654	100.0%	$(15,875)	(10.0)%
Operating expenses:
Revenue share	36,422	25.5%	51,074	32.2%	(14,652)	(28.7)%
Marketing and advertising	39,269	27.5%	44,714	28.2%	(5,445)	(12.2)%
Customer care and enrollment	45,536	31.9%	66,542	41.9%	(21,006)	(31.6)%
Technology	10,511	7.4%	10,749	6.8%	(238)	(2.2)%
General and administrative	37,855	26.5%	38,106	24.0%	(251)	(0.7)%
Amortization of intangible assets	23,515	16.5%	23,515	14.8%	—	—%
Operating lease impairment charges	2,687	1.9%	24,995	15.8%	(22,308)	(89.2)%
Total operating expenses	195,795	137.1%	259,695	163.7%	(63,900)	(24.6)%
Income (loss) from operations	(53,016)	(37.1)%	(101,041)	(63.7)%	48,025	(47.5)%
Interest expense	17,265	12.1%	12,724	8.0%	4,541	35.7%
Other (income) expense, net	21	—%	(13)	—%	34	(261.5)%
Income (loss) before income taxes	(70,302)	(49.2)%	(113,752)	(71.7)%	43,450	(38.2)%
Income tax (benefit) expense	(73)	(0.1)%	—	—%	(73)	N/M
Net income (loss)	$(70,229)	(49.2)%	$(113,752)	(71.7)%	$43,523	(38.3)%
Net income (loss) attributable to non-controlling interests	(41,287)	(28.9)%	(69,933)	(44.1)%	28,646	(41.0)%
Net income (loss) attributable to GoHealth, Inc.	$(28,942)	(20.3)%	$(43,819)	(27.6)%	$14,877	(34.0)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic and diluted	$(3.27)		$(5.28)
Weighted-average shares of Class A common stock outstanding — basic and diluted	9,122		8,296
Non-GAAP financial measures:
EBITDA	$(26,669)		$(74,617)
Adjusted EBITDA	$788		$(31,741)
Adjusted EBITDA margin	0.6%		(20.0)%
_________________________
N/M = Not meaningful

	Six months ended Jun. 30, 2023		Six months ended Jun. 30, 2022
(in thousands, except percentages and per share amounts)	Dollars	% of Net Revenues	Dollars	% of Net Revenues	$ Change	% Change
Net revenues	$325,937	100.0%	$429,247	100.0%	$(103,310)	(24.1)%
Operating expenses:
Revenue share	81,884	25.1%	118,997	27.7%	(37,113)	(31.2)%
Marketing and advertising	85,012	26.1%	128,747	30.0%	(43,735)	(34.0)%
Customer care and enrollment	87,563	26.9%	144,997	33.8%	(57,434)	(39.6)%
Technology	20,054	6.2%	23,508	5.5%	(3,454)	(14.7)%
General and administrative	60,473	18.6%	67,323	15.7%	(6,850)	(10.2)%
Amortization of intangible assets	47,029	14.4%	47,029	11.0%	—	—%
Operating lease impairment charges	2,687	0.8%	24,995	5.8%	(22,308)	(89.2)%
Total operating expenses	384,702	118.0%	555,596	129.4%	(170,894)	(30.8)%
Income (loss) from operations	(58,765)	(18.0)%	(126,349)	(29.4)%	67,584	(53.5)%
Interest expense	34,156	10.5%	24,122	5.6%	10,034	41.6%
Other (income) expense, net	(32)	—%	50	—%	(82)	(164.0)%
Income (loss) before income taxes	(92,889)	(28.5)%	(150,521)	(35.1)%	57,632	(38.3)%
Income tax (benefit) expense	(117)	—%	472	0.1%	(589)	(124.8)%
Net income (loss)	$(92,772)	(28.5)%	$(150,993)	(35.2)%	$58,221	(38.6)%
Net income (loss) attributable to non-controlling interests	(54,651)	(16.8)%	(93,691)	(21.8)%	39,040	(41.7)%
Net income (loss) attributable to GoHealth, Inc.	$(38,121)	(11.7)%	$(57,302)	(13.3)%	$19,181	(33.5)%
Net income (loss) per share:
Net income (loss) per share of Class A common stock — basic and diluted	$(4.41)		$(7.14)
Weighted-average shares of Class A common stock outstanding — basic and diluted	9,044		8,023
Non-GAAP financial measures:
EBITDA	$(6,098)		$(74,040)
Adjusted EBITDA	$29,566		$(20,668)
Adjusted EBITDA margin	9.1%		(4.8)%
_________________________
NM = Not meaningful
The following tables set forth the reconciliations of GAAP net income (loss) to EBITDA and Adjusted EBITDA for the periods indicated (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
(in thousands)	2023	2022	2023	2022
Net revenues	$142,779	$158,654	$325,937	$429,247
Net income (loss)	(70,229)	(113,752)	(92,772)	(150,993)
Interest expense	17,265	12,724	34,156	24,122
Income tax expense (benefit)	(73)	—	(117)	472
Depreciation and amortization expense	26,368	26,411	52,635	52,359
EBITDA	(26,669)	(74,617)	(6,098)	(74,040)
Share-based compensation expense[1]	10,120	14,257	16,704	19,412
Legal fees[2]	12,730	—	14,353	—
Operating lease impairment charges[3]	2,687	24,995	2,687	24,995
Severance costs[4]	1,920	3,624	1,920	5,015
Professional services[5]	—	—	—	3,950
Adjusted EBITDA	$788	$(31,741)	$29,566	$(20,668)
Adjusted EBITDA margin	0.6%	(20.0)%	9.1%	(4.8)%
_________________________
(1)Represents non-cash share-based compensation expense relating to equity awards, as well share-based compensation expense relating to liability classified awards that will be settled in cash
(2)Represents non-routine legal fees and accruals unrelated to our core operations.
(3)Represents operating lease impairment charges, reducing the carrying value of the associated ROU assets and leasehold improvements to the estimated fair values.
(4)Represents costs associated with the termination of executive employment and associated fees unrelated to restructuring activities.
(5)Represents costs associated with non-recurring consulting fees and other professional services.
The following table summarizes net revenues and Adjusted EBITDA excluding the Lookback Adjustments and non-Encompass BPO Services for the periods indicated (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
(in thousands)	2023	2022	2023	2022
Net revenues	$142,779	$158,654	$325,937	$429,247
Lookback Adjustments reported during the indicated periods[1]	—	3,162	—	5,480
Net revenue excluding Lookback Adjustments	142,779	161,816	325,937	434,727
Exit of non-Encompass BPO Services	(2,528)	(23,119)	(9,322)	(58,056)
Net revenues excluding Lookback Adjustments and non-Encompass BPO Services	140,251	138,697	316,615	376,671

Adjusted EBITDA	$788	$(31,741)	$29,566	$(20,668)
Lookback Adjustments reported during the indicated periods[1]	—	2,300	—	3,961
Adjusted EBITDA excluding Lookback Adjustments	788	(29,441)	29,566	(16,707)
Exit of non-Encompass BPO Services	(265)	(3,619)	(1,667)	(10,809)
Adjusted EBITDA excluding Lookback Adjustments and non-Encompass BPO Services	$523	$(33,060)	$27,899	$(27,516)
Adjusted EBITDA margin excluding Lookback Adjustments and non-Encompass BPO Services	0.4%	(23.8)%	8.8%	(7.3)%
_________________________
(1)Excludes the impact of Lookback Adjustments on non-Encompass BPO Services

The table below depicts the disaggregation of revenue and is consistent with how the Company evaluates its financial performance (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
(in thousands)	2023	2022	2023	2022
Medicare Revenue
Agency Revenue
Commission Revenue[1]	$87,403	$109,027	$184,934	$300,720
Partner Marketing and Other Revenue	23,195	21,379	50,319	55,406
Total Agency Revenue	110,598	130,406	235,253	356,126
Non-Agency Revenue	28,104	3,548	73,076	9,300
Total Medicare Revenue	138,702	133,954	308,329	365,426
Other Revenue
Non-Encompass BPO Services Revenue	2,528	23,119	9,322	58,056
Other Revenue	1,549	1,581	8,286	5,765
Total Other Revenue	4,077	24,700	17,608	63,821
Total Net Revenue	$142,779	$158,654	$325,937	$429,247
(1)Commissions revenue excludes commissions generated through the Company’s non-Encompass BPO Services as well as from the sale of individual and family plan insurance products.

The following table summarizes share-based compensation expense by operating function for the periods indicated (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
(in thousands)	2023	2022	2023	2022
Marketing and advertising	$164	$215	$230	$656
Customer care and enrollment	725	624	1,329	1,255
Technology	921	627	1,688	1,609
General and administrative	8,310	12,791	13,457	15,892
Total share-based compensation expense	$10,120	$14,257	$16,704	$19,412

The following table sets forth our balance sheets for the periods indicated (unaudited):

(in thousands, except per share amounts)	Jun. 30, 2023	Dec. 31, 2022
Assets
Current assets:
Cash and cash equivalents	$25,364	$16,464
Accounts receivable, net of allowance for doubtful accounts of $734 in 2023 and $89 in 2022	35,984	4,703
Commissions receivable - current	294,319	335,796
Prepaid expense and other current assets	12,431	57,593
Total current assets	368,098	414,556
Commissions receivable - non-current	617,243	695,637
Operating lease ROU asset	17,215	21,483
Other long-term assets	2,243	1,721
Property, equipment, and capitalized software, net	23,870	25,282
Intangible assets, net	453,583	500,611
Total assets	$1,482,252	$1,659,290
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,704	$15,148
Accrued liabilities	49,802	53,334
Commissions payable - current	103,953	122,023
Short-term operating lease liability	6,765	8,974
Deferred revenue	27,721	50,594
Current portion of long-term debt	—	5,270
Other current liabilities	13,313	10,112
Total current liabilities	210,258	265,455
Non-current liabilities:
Commissions payable - non-current	220,652	253,118
Long-term operating lease liability	35,234	38,367
Long-term debt, net of current portion	496,224	504,810
Other non-current liabilities	9,823	5,839
Total non-current liabilities	761,933	802,134
Commitments and Contingencies
Series A redeemable convertible preferred stock — $0.0001 par value; 50 shares authorized; 50 shares issued and outstanding at June 30, 2023 and December 31, 2022. Liquidation preference of $50.9 million at June 30, 2023 and December 31, 2022.	49,302	49,302
Stockholders’ equity:
Class A common stock – $0.0001 par value; 1,100,000 shares authorized; 9,499 and 8,963 shares issued; 9,418 and 8,950 shares outstanding at June 30, 2023 and December 31, 2022, respectively.	1	1
Class B common stock – $0.0001 par value; 616,022 and 616,259 shares authorized; 12,818 and 13,054 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively.	1	1
Preferred stock – $0.0001 par value; 20,000 shares authorized (including 50 shares of Series A redeemable convertible preferred stock authorized and 200 shares of Series A-1 convertible preferred stock authorized); 50 shares issued and outstanding at June 30, 2023 and December 31, 2022.	—	—
Series A-1 convertible preferred stock— $0.0001 par value; 200 shares authorized; no shares issued and outstanding at June 30, 2023 and December 31, 2022.	—	—
Treasury stock – at cost; 81 and 13 shares of Class A common stock at June 30, 2023 and December 31, 2022, respectively.	(1,051)	(345)
Additional paid-in capital	646,232	626,269
Accumulated other comprehensive income (loss)	(125)	(144)
Accumulated deficit	(395,144)	(357,023)
Total stockholders’ equity attributable to GoHealth, Inc.	249,914	268,759
Non-controlling interests	210,845	273,640
Total stockholders’ equity	460,759	542,399
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$1,482,252	$1,659,290

The following table sets forth the net cash provided by (used in) operating activities for the periods presented (unaudited):

Net cash provided by (used in) operating activities	Six months ended Jun. 30,		Trailing Twelve Months ended Jun. 30,
	2023	2022	2023	2022
	$31,340	$6,377	$85,867	$(260,379)

In addition to traditional financial metrics, we rely upon certain business and operating metrics to evaluate our business performance and facilitate our operations. Below are the most relevant business and operating metrics, besides EBITDA and Adjusted EBITDA, for our single operating and reportable segment.
The following tables set forth the reconciliations of Medicare Revenue per Submission, Operating Expense per Submission, and Gross Margin per Submission to Sales per Submission, Cost Per Submission, and Adjusted Gross Margin per Submission for the periods indicated (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
	2023	2022	2023	2022
Sales per Submission
Medicare Revenue per Submission	$852	$865	$819	$879
Lookback Adjustments reported during the indicated periods[1]	—	20	—	14
Sales per Submission	$852	$885	$819	$893

Cost per Submission
Operating Expense per Submission	$1,202	$1,677	$1,022	$1,337
Indirect operating expenses[2]	(458)	(629)	(346)	(392)
Lookback Adjustments reported during the indicated periods[1]	—	6	—	4
Exit of non-Encompass BPO Services	(14)	(127)	(21)	(114)
Share-based compensation expense	(5)	(5)	(4)	(5)
Cost per Submission	$725	$922	$651	$830

Gross Margin per Submission[3]	$(350)	$(812)	$(203)	$(458)
Adjusted Gross Margin per Submission[4]	$127	$(37)	$168	$63

(1)Excludes the impact of Lookback Adjustments on non-Encompass BPO Services.
(2)Indirect operating expenses include technology, general and administrative, amortization of intangible assets and operating lease impairment charges.
(3)Medicare Revenue per Submission less Operating Expense per Submission.
(4)Sales per Submission less Cost per Submission.

The following table presents the number of Submissions for the periods presented (unaudited):

Submissions	Three months ended Jun. 30,
	2023	2022	Change	% Change
	162,837	154,893	$7,944	5.1%

	Six months ended Jun. 30,
	2023	2022	Change	% Change
	$376,482	415,559	$(39,077)	(9.4)%

The following table presents the Sales per Submission for the period presented (unaudited):

Sales Per Submission	Three months ended Jun. 30,
	2023	2022	$ Change	% Change
	$852	$885	$(33)	(3.7)%

	Six months ended Jun. 30,
	2023	2022	$ Change	% Change
	$819	$893	$(74)	(8.3)%

The following are our Sales/Cost of Submission, Cost of Submission (in thousands) and Cost Per Submission for the three and six months ended June 30, 2023 and 2022 (unaudited):

	Three months ended Jun. 30,		Six months ended Jun. 30,
	2023	2022	2023	2022
Sales/Cost of Submission	1.2	1.0	1.3	1.1
Cost of Submission	$118,080	$142,853	$245,250	$345,103
Cost per Submission	$725	$922	$651	$830